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                                                                     Exhibit 5.1

                            MAYER, BROWN, ROWE & MAW

                            190 South La Salle Street

                          Chicago, Illinois 60603-3441



                                                                  MAIN TELEPHONE
                                                                  (312) 782-0600
                                                                     MAIN FAX
                                                                  (312) 701-7711


                                  May 13, 2002


The Board of Trustees
ProLogis Trust
14100 East 35th Place
Aurora, Colorado 80011


         Re:  ProLogis Trust Registration Statement on Form S-3
              -------------------------------------------------

Dear Gentlemen:

         We have acted as special counsel to ProLogis Trust, a Maryland real estate investment trust ("ProLogis"), in connection with the registration of common shares of beneficial interest, par value $0.01 per share, and a corresponding number of preferred share purchase rights (the "Securities") of ProLogis which are to be issued pursuant to ProLogis's 1999 Dividend Reinvestment and Share Purchase Plan (the "Plan") as described in ProLogis's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission on the date hereof (together with all amendments thereto, the "Registration Statement").

         The Securities are to be issued under ProLogis's Amended and Restated Declaration of Trust (the "Declaration of Trust"), filed with the State Department of Assessments and Taxation of Maryland.

         As special counsel to ProLogis, we have examined originals or copies, certified or otherwise identified to our satisfaction of the Registration Statement, the Plan, the Declaration of Trust, ProLogis's bylaws, as amended and restated, resolutions of ProLogis' Board of Trustees and committees thereof (the "Board") such of ProLogis' records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ProLogis. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Securities have been duly authorized


     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
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Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

      Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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MAYER, BROWN, ROWE & MAW


The Board of Trustees
May 13, 2002
Page 2


and, when and if delivered in the manner described in the Plan and the resolutions of the Board, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

         The opinions contained herein are limited to Federal laws of the United States, the laws of the State of Illinois and the laws of the State of Maryland governing real estate investment trusts. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.

         These opinions are furnished to you solely for your benefit in connection with the transactions described herein and are not to be used for any other purpose without our prior written consent.


                                                 Sincerely,



                                                 /s/ Mayer, Brown, Rowe & Maw

                                                 MAYER, BROWN, ROWE & MAW